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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                 March 18, 2003
              ------------------------------------------------
              Date of Report (Date of Earliest Event Reported)


                         AMERICAN REALTY INVESTORS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



      Nevada                        1-15663                     75-2847135
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(State of Incorporation)          (Commission                  (IRS Employer
                                   File No.)                 Identification No.)


   1800 Valley View Lane, Suite 300,     Dallas, TX                75234
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's Telephone Number, Including Area Code: (469) 522-4200
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Income Opportunity Acquisition Corporation, a Nevada corporation ("IOAC"), a wholly-owned subsidiary of American Realty Investors, Inc. ("ARI"), made a cash tender offer to purchase any and all of the issued and outstanding shares of common stock of Income Opportunity Realty Investors, Inc. ("IORI") for $19 per share net in cash upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 15, 2002, as amended and extended (the "IORI Offer to Purchase"). At the conclusion of such IORI Offer to Purchase which ended March 18, 2003, IOAC purchased 265,036 shares of IORI at $19 per share for a total of $5,035,684. Prior to the commencement of the IORI Offer to Purchase, ARI and its affiliates owned 862,465 IORI shares (approximately 59.9%). The shares of IORI common stock acquired by IOAC increased the beneficial ownership of ARI and its affiliates by approximately 18.42% of the number of shares of IORI common stock outstanding to approximately 78.4% of the IORI common stock outstanding. The consideration paid to purchase the 265,036 shares of IORI common stock came from the working capital of ARI and its subsidiaries. Prior to the purchase of the IORI shares in the cash tender offer, ARI and its subsidiaries sold parcels of land and other assets and generated funds in the ordinary course of business, which including refinancings of one or more outstanding loans. However, none of such transactions involve funds or other consideration borrowed or otherwise obtained for the direct purpose of acquiring the IORI shares pursuant to the cash tender offer.

Transcontinental Realty Acquisition Corporation, a Nevada corporation ("TRAC"), a wholly-owned subsidiary of ARI, made a cash tender offer to purchase any and all of the issued and outstanding shares of common stock of Transcontinental Realty Investors, Inc. ("TCI") for $17.50 per share net in cash upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 15, 2002, as amended and extended (the "TCI Offer to Purchase"). At the conclusion of such TCI Offer to Purchase which ended March 18, 2003, TRAC purchased 1,213,226 shares of TCI common stock at $17.50 per share for a total of $21,231,455. Prior to the commencement of the TCI Offer to Purchase, ARI and its affiliates owned 5,189,550 TCI shares (approximately 64.5%). The shares of TCI common stock acquired by TRAC increased the beneficial ownership of ARI and its affiliates by approximately 15.03% of the number of shares of TCI common stock outstanding to approximately 79.31% of the TCI common stock outstanding. The consideration paid to purchase the 1,213,226 shares of TCI common stock came from the working capital of ARI and its subsidiaries. Prior to the purchase of the TCI shares in the cash tender offer, ARI and its subsidiaries sold parcels of land and other assets and generated funds in the ordinary course of business, which including refinancings of one or more outstanding loans. However, none of such transactions involve funds or other consideration borrowed or otherwise obtained for the direct purpose of acquiring the TCI shares pursuant to the cash tender offer.

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                                    SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       AMERICAN REALTY INVESTORS, INC.




Date:    April 2, 2003                 By:   /s/ Ronald E. Kimbrough
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                                            Ronald E. Kimbrough
                                            Executive Vice President and Chief
                                            Financial Officer (Principal
                                            Financial and Accounting Officer and
                                            Acting Principal Executive Officer)


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